STEIN ROE INTERMEDIATE MUNICIPAL FUND

(a) On December 27, 2000, a Special Meeting of Shareholders of Stein Roe Intermediate Municipal Fund was held to approve the following items, as described in the Proxy Statement for the Meeting. The election of eleven Trustees was passed on December 27, 2000, however, the approval of the remaining proposals did not pass and the Meeting was adjourned until January 25, 2001. On September 29, 2000 the record date for the Meeting, the NAV of shares issued and outstanding were 139,788,881.73. The votes cast at the Meeting were as follows:

(b)1. Election of eleven Trustees:

                                 For                             Withheld
Douglas A. Hacker          71,671,415.1394                    2,323,184.1840
Janet Langford Kelly       71,671,415.1394                    2,323,184.1840
Richard W. Lowry           71,583,937.9440                    2,410,661.3794
Salvatore Macera           71,478,054.8606                    2,516,544.4627
William E. Mayer           71,575,914.5026                    2,418,684.8208
Charles R. Nelson          71,661,108.6922                    2,333,490.6312
John J. Neuhauser          71,648,240.8546                    2,346,358.4688
Joseph R. Palombo          71,588,782.3402                    2,405,816.9832
Thomas E. Stitzel          71,671,415.1394                    2,323,184.1840
Thomas C. Theobald         71,593,771.6915                    2,400,827.6318
Anne-Lee Verville          71,671,415.1394                    2,323,184.1840

(c)1. To approve the reclassification of the fundamental investment restriction prohibiting the purchase of securities on margin as non-fundamental.
                          NAV          % of NAV to Total    % of NAV to Total
                                         Outstanding NAV       NAV Voted
For                    64,535,687.54          46.1665%          77.9923%
Against                 7,698,490.02           5.5072%           9.3037%
Abstain                 4,201,790.47           3.0058%           5.0779%
Delivered Not Voted     6,310,254.24           4.5141%            10.67%

(c)2. To approve the reclassification of the fundamental investment restriction prohibiting the pledging of securities as non-fundamental.
                            NAV          % of NAV to Total    % of NAV to Total
                                         Outstanding NAV       NAV Voted
For                     64,207,385.34        45.9317%          77.5955%
Against                  7,668,114.70         5.4855%           9.2670%
Abstain                  4,560,467.99         3.2624%           5.5114%
Delivered Not Voted      6,310,254.24         4.5141%             7.63%

(c)3. To approve the reclassification of the fundamental investment restriction prohibiting the purchase of securities from affiliates of the Fund as non-fundamental.
                           NAV          % of NAV to Total    % of NAV to Total
                                           Outstanding NAV       NAV Voted
For                    64,165,615.56            45.9018%           77.5451%
Against                 7,619,175.07             5.4505%            9.2079%
Abstain                 4,651,177.40             3.3273%            5.6210%
Delivered Not Voted     6,310,254.24             4.5141%             10.67%

(c)4. To approve the modification of the fundamental investment restriction relating to borrowing.
                            NAV          % of NAV to Total    % of NAV to Total
                                          Outstanding NAV       NAV Voted
For                     64,008,822.83          45.7896%         77.3556%
Against                  7,865,930.97           5.6270%          9.5061%
Abstain                  4,561,214.23           3.2629%          5.5123%
Delivered Not Voted      6,310,254.24           4.5141%           10.67%

 (d)  Not applicable.

(proxy statement incorporated herein by reference to Accession number 0000021832-00-0000357)



                     STEIN ROE HIGH YIELD MUNICIPAL FUND

(a) On December 27, 2000, a Special Meeting of Shareholders of Stein Roe High Yield Municipal Fund was held to approve the following items, as described in the Proxy Statement for the Meeting. On September 29, 2000 the record date for the Meeting, the NAV of shares issued and outstanding were 248,396,592.92. The votes cast at the Meeting were as follows:

(b)1. Election of eleven Trustees:

                                   For                             Withheld
Douglas A. Hacker            130,716,346.1631                   3,815,772.0886
Janet Langford Kelly         130,492,483.8558                   4,040,643.5865
Richard W. Lowry             130,734,348.8931                   3,798,778.5491
Salvatore Macera             130,589,707.7394                   3,943,419.7029
William E. Mayer             130,785,037.2892                   3,748,090.1530
Charles R. Nelson            130,486,282.6543                   4,046,844.7879
John J. Neuhauser            130,676,444.1842                   3,856,683.2581
Joseph R. Palombo            130,409,124.9108                   4,124,002.5314
Thomas E. Stitzel            130,746,189.9807                   3,786,937.4616
Thomas C. Theobald           130,375,896.0823                   4,157,231.3599
Anne-Lee Verville            130,595,922.3071                   3,937,205.1352

(b)2.  Election of a Board of Trustees of SR&F Base Trust.
                           NAV          % of NAV to Total   % of NAV to Total
                                         Outstanding NAV       NAV Voted
For                   120,267,131.06            92.17%            89.40%
Against                 8,461,050.48             6.48%             6.29%
Abstain                 5,804,945.90             4.45%             4.31%

(c)1. To approve the reclassification of the fundamental investment restriction prohibiting the purchase of securities on margin as non-fundamental.
                            NAV          % of NAV to Total    % of NAV to Total
                                          Outstanding NAV       NAV Voted
For                    112,408,406.12          45.2536%           77.2300%
Against                 13,626,093.65           5.4856%            9.3618%
Abstain                  7,641,401.13           3.0763%            5.2500%
Delivered Not Voted     11,874,214.00           4.7803%            8.1582%

(c)2. To approve the reclassification of the fundamental investment restriction prohibiting the purchase of securities on margin as non-fundamental for the High Yield Municipals Portfolio of SR&F Base Trust.
                            NAV          % of NAV to Total    % of NAV to Total
                                          Outstanding NAV       NAV Voted
For                    112,082,954.73       45.1226%             77.0064%
Against                 14,659,947.62        5.9018%             10.0721%
Abstain                  6,932,998.55        2.7911%              4.7633%
Delivered Not Voted     11,874,214.00        4.7803%              8.1582%



(c)3. To approve the reclassification of the fundamental investment restriction prohibiting the pledging of securities on margin as non-fundamental.
                      NAV           % of NAV to Total    % of NAV to Total
                                     Outstanding NAV       NAV Voted
For                  111,242,565.19      44.7843%            76.4290%
Against               14,371,385.93       5.7857%             9.8738%
Abstain                8,061,949.78       3.2456%             5.5390%
Delivered Not Voted   11,871,214.00       4.7803%             8.1582%

(c)4. To approve the reclassification of the fundamental investment restriction prohibiting the pledging of securities on margin as non-fundamental for the High Yield Municipals Portfolio of SR&F Base Trust.
                         NAV         % of NAV to Total    % of NAV to Total
                                      Outstanding NAV         NAV Voted
For                  112,408,093.54      45.2535%                77.2298%
Against               13,688,857.84       5.5109%                 9.4049%
Abstain                7,578,949.52       3.0511%                 5.2071%
Delivered Not Voted   11,874,214.00       4.7803%                 8.1582%

(c)5. To approve the reclassification of the fundamental investment restriction prohibiting the purchase of securities from affiliates of the Fund as non-fundamental.
                      NAV           % of NAV to Total    % of NAV to Total
                                     Outstanding NAV        NAV Voted
For                 108,824,581.53        43.8108%             74.7678%
Against              16,031,204.61         6.4539%             11.0142%
Abstain               8,820,114.76         3.5508%              6.0598%
Delivered Not Voted  11,874,214.00         4.7803%              8.1582%

(c)6. To approve the reclassification of the fundamental investment restriction prohibiting the purchase of securities from affiliates of the Fund as non-fundamental for the High Yield Municipals Portfolio of SR&F Base Trust.

                       NAV           % of NAV to Total    % of NAV to Total
                                     Outstanding NAV         NAV Voted
For                 109,358,064.22      44.0256%            75.1343%
Against              16,343,876.55       6.5798%            11.2290%
Abstain               7,973,960.14       3.2102%             5.4785%
Delivered Not Voted  11,874,214.00       4.7803%             8.1582%

(c)7. To approve the modification of the fundamental investment restriction relating to borrowing.

                         NAV        % of NAV to Total    % of NAV to Total
                                     Outstanding NAV        NAV Voted
For                  109,029,288.26      43.8932%            74.9084%
Against               16,010,675.66       6.4456%            11.0001%
Abstain                8,635,936.98       3.4767%             5.9333%
Delivered Not Voted   11,874,214.00       4.7803%             8.1582%

(c)8. To approve the modification of the fundamental investment restriction relating to borrowing for the High Yield Municipals Portfolio of SR&F Base Trust.
                       NAV         % of NAV to Total    % of NAV to Total
                                   Outstanding NAV         NAV Voted
For                 109,347,563.96     44.0214%             75.1271%
Against              16,202,824.04      6.5230%             11.1321%
Abstain               8,125,512.90      3.2712%              5.5826%
Delivered Not Voted  11,874,214.00      4.7803%              8.1582%

 (d)  Not applicable.

(proxy statement incorporated herein by reference to Accession number 0000021832-00-0000357)

                      STEIN ROE MUNICIPAL MONEY MARKET FUND

(a) On December 27, 2000, a Special Meeting of Shareholders of Stein Roe Municipal Money Market Fund was held to approve the following items, as described in the Proxy Statement for the Meeting. The election of eleven Trustees was passed on December 27, 2000, however, the approval of the remaining proposals did not pass and the Meeting was adjourned until January 25, 2001. On September 29, 2000 the record date for the Meeting, the NAV of shares issued and outstanding were 108,251,309.90. The votes cast at the Meeting were as follows:

(b)1. Election of eleven Trustees:

                                    For                             Withheld
Douglas A. Hacker            48,889,543.7210                    6,229,195.1800
Janet Langford Kelly         48,465,322.2510                    6,653,416.6500
Richard W. Lowry             48,809,768.1510                    6,308,970.7500
Salvatore Macera             48,740,648.6810                    6,378,090.2200
William E. Mayer             48,747,527.1310                    6,371,211.7700
Charles R. Nelson            48,867,208.9210                    6,251,529.9800
John J. Neuhauser            48,876,139.7710                    6,242,599.1300
Joseph R. Palombo            48,745,307.7210                    6,373,431.1800
Thomas E. Stitzel            48,876,139.7710                    6,242,599.1300
Thomas C. Theobald           48,464,006.3210                    6,654,732.5800
Anne-Lee Verville            48,857,441.1910                    6,261,297.7100

(b)2.  Election of a Board of Trustees of SR&F Base Trust.
                       NAV           % of NAV to Total    % of NAV to Total
                                     Outstanding NAV        NAV Voted
For                48,876,139.7710         45.15%             88.6743%
Against             6,242,599.1300          5.77%             11.3257%

(c)1. To approve the reclassification of the fundamental investment restriction prohibiting the purchase of securities on margin as non-fundamental.
                        NAV            % of NAV to Total    % of NAV to Total
                                       Outstanding NAV        NAV Voted
For                     52,420,098.22      48.4244%            82.18%
Against                  7,479,644.17       6.9095%            11.73%
Abstain                  3,750,517.51       3.4646%             5.88%
Delivered Not Voted        140,416.00       0.1297%             0.22%

(c)2. To approve the reclassification of the fundamental investment restriction prohibiting the purchase of securities on margin as non-fundamental for the Municipal Money Market Portfolio of SR&F Base Trust.

                      NAV           % of NAV to Total    % of NAV to Total
                                     Outstanding NAV       NAV Voted
For                  51,919,090.40        47.9616%            81.39%
Against               7,594,737.19         7.0158%            11.91%
Abstain               3,918,913.60         3.6202%             6.14%
Delivered Not Voted     140,416.00         0.1297%             0.22%


(c)3. To approve the reclassification of the fundamental investment restriction on pledging of securities as non-fundamental.
                        NAV         % of NAV to Total    % of NAV to Total
                                    Outstanding NAV         NAV Voted
For                 52,006,788.45     48.0426%                 81.53%
Against              7,504,742.67      6.9327%                 11.76%
Abstain              3,921,210.07      3.6223%                  6.15%
Delivered Not Voted    140,416.00      0.1297%                  0.22%

(c)4. To approve the reclassification of the fundamental investment restriction on pledging of securities as non-fundamental for the Municipal Money Market Portfolio of SR&F Base Trust.
                       NAV           % of NAV to Total    % of NAV to Total
                                      Outstanding NAV        NAV Voted
For                   52,040,643.94         48.0739%            81.58%
Against                7,543,019.98          6.9681%            11.82%
Abstain                3,849,077.27          3.5557%             6.03%
Delivered Not Voted      140,416.00          0.1297%             0.22%

(c)5. To approve the reclassification of the fundamental investment restriction prohibiting the purchase of securities from affiliates of the Fund as non-fundamental.
                        NAV           % of NAV to Total    % of NAV to Total
                                     Outstanding NAV        NAV Voted
For                 51,616,606.10       47.6822%             80.92%
Against              7,565,791.02       6.9891%              11.86%
Abstain              4,250,344.07       3.9264%              6.66%
Delivered Not Voted    140,416.00       0.1297%              0.22%

(c)6. To approve the reclassification of the fundamental investment restriction prohibiting the purchase of securities from affiliates of the Fund as non-fundamental for the Municipal Money Market Portfolio of SR&F Base Trust.

                        NAV           % of NAV to Total    % of NAV to Total
                                     Outstanding NAV        NAV Voted
For                   51,599,324.05        47.6662%            80.89%
Against                7,583,063.07         7.0051%            11.89%
Abstain                4,250,354.07         3.9264%             6.66%
Delivered Not Voted      140,416.00         0.1297%             0.22%

(c)7. To approve the reclassification of the fundamental investment restriction of the purchase of "other securities" as non-fundamental.
                        NAV           % of NAV to Total    % of NAV to Total
                                     Outstanding NAV         NAV Voted
For                   51,656,908.12        47.7194%           80.98%
Against                7,515,234.89         6.9424%           11.78%
Abstain                4,260,598.18         3.9358%            6.68%
Delivered Not Voted      140,416.00         0.1297%            0.22%

(c)8. To approve the reclassification of the fundamental investment restriction of the purchase of "other securities" as non-fundamental for the Municipal Money Market Portfolio of SR&F Base Trust.
                          NAV           % of NAV to Total    % of NAV to Total
                                         Outstanding NAV        NAV Voted
For                    51,647,097.90       47.7104%              80.96%
Against                 7,513,433.25        6.9407%              11.78%
Abstain                 4,272,210.04        3.9466%               6.70%
Delivered Not Voted       140,416.00        0.1297%               0.22%


(c)9. To approve the modification of the fundamental investment restriction relating to borrowing.
                       NAV           % of NAV to Total    % of NAV to Total
                                      Outstanding NAV        NAV Voted
For                 51,299,611.62          47.3894%            80.42%
Against              7,662,904.07           7.0788%            12.01%
Abstain              4,470,225.50           4.1295%             7.01%
Delivered Not Voted    140,416.00           0.1297%             0.22%

(c)10. To approve the modification of the fundamental investment restriction relating to borrowing for the Municipal Money Market Portfolio of SR&F Base Trust.
                         NAV           % of NAV to Total    % of NAV to Total
                                        Outstanding NAV        NAV Voted
For                    51,274,444.30        47.3661%             80.38%
Against                 7,829,986.57         7.2332%             12.27%
Abstain                 4,328,310.32         3.9984%              6.79%
Delivered Not Voted       140,416.00         0.1297%              0.22%

 (d)  Not applicable.

(proxy statement incorporated herein by reference to Accession number 0000021832-00-0000357)




                         STEIN ROE MANAGED MUNICIPALS FUND

(a) On December 27, 2000, a Special Meeting of Shareholders of Stein Roe Managed Municipals Fund was held to approve the following items, as described in the Proxy Statement for the Meeting. The election of eleven Trustees was passed on December 27, 2000, however, the approval of the remaining proposals did not pass and the Meeting was adjourned until January 25, 2001. On September 29, 2000 the record date for the Meeting, the NAV of shares issued and outstanding were 454,770,413.18. The votes cast at the Meeting were as follows:

(b) Election of eleven Trustees:

                                   For                             Withheld
Douglas A. Hacker             281,232,315.7350                   7,262,959.0182
Janet Langford Kelly          281,133,788.8585                   7,361,485.8948
Richard W. Lowry              281,080,719.0279                   7,414,555.7254
Salvatore Macera              280,957,668.9000                   7,537,605.8533
William E. Mayer              280,767,168.8622                   7,728,105.8911
Charles R. Nelson             281,635,393.1031                   6,859,881.6502
John J. Neuhauser             281,358,844.9685                   7,136,429.7848
Joseph R. Palombo             280,892,520.9138                   7,602,753.8395
Thomas E. Stitzel             281,568,568.5227                   6,926,706.2306
Thomas C. Theobald            281,096,703.7188                   7,398,571.0345
Anne-Lee Verville             281,345,321.2082                   7,149,953.5451

(c)1. To approve the reclassification of the fundamental investment restriction prohibiting the purchase of securities on margin as non-fundamental.
                         NAV           % of NAV to Total    % of NAV to Total
                                         Outstanding NAV        NAV Voted
For                   223,561,755.31        49.1593%          77.4923%
Against                27,512,946.56         6.0499%           9.5367%
Abstain                20,951,904.50         4.6071%           7.2625%
Delivered Not Voted    16,468,668.38         3.6213%           5.7085%

(c)2. To approve the reclassification of the fundamental investment restriction on pledging securities as non-fundamental.

                         NAV           % of NAV to Total    % of NAV to Total
                                         Outstanding NAV        NAV Voted
For                  220,778,113.74         48.5472%               76.5275%
Against               27,940,052.05         6.1438%                 9.6848%
Abstain               23,308,440.58         5.1253%                 8.0793%
Delivered Not Voted   16,468,668.38         3.6213%                 5.7085%

(c)3. To approve the reclassification of the fundamental investment restriction on the purchase of securities from affiliates of a fund as non-fundamental.

                         NAV           % of NAV to Total    % of NAV to Total
                                         Outstanding NAV        NAV Voted
For                  219,653,186.95          48.2998%           76.1375%
Against               30,580,259.29           6.7243%           10.5999%
Abstain               21,793,160.14           4.7921%            7.5541%
Delivered Not Voted   16,468,668.38           3.6213%            5.7085%

(c)4. To approve the reclassification of the fundamental investment restriction on the purchase of "other securities" as non-fundamental.

                         NAV           % of NAV to Total    % of NAV to Total
                                         Outstanding NAV       NAV Voted
For                   220,454,395.60       48.4760%            76.4153%
Against                29,254,320.75        6.4328%            10.1403%
Abstain                22,317,890.02        4.9075%             7.7360%
Delivered Not Voted    16,468,668.38        0.0013%             5.7085%

(c)5. To approve the modification of the fundamental investment restriction relating to borrowing.

                         NAV           % of NAV to Total    % of NAV to Total
                                         Outstanding NAV        NAV Voted
For                   219,099,341.08          48.1780%          75.9456%
Against                30,566,768.79           6.7214%          10.5952%
Abstain                22,360,496.50           4.9169%           7.7507%
Delivered Not Voted    16,468,668.38           3.6213%           5.7085%

 (d)  Not applicable.

(proxy statement incorporated herein by reference to Accession number 0000021832-00-0000357)

77Q1(A) Accountant's Report on Internal Control

[Ernst & Young logo]
Ernst & Young LLP
200 Clarendon Street
Boston, MA 02116-5072

            REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

Board of Trustees of Liberty-Stein Roe Funds Municipal Trust

In planning and performing our audit of the financial statements of the Funds listed in the appendix attached hereto (the "Funds"), each a series of Liberty-Stein Roe Funds Municipal Trust (the "Trust"), for the year ended June 30, 2001, we considered each Fund's internal control, including control activities for safeguarding securities, to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, and not to provide assurance on internal control.

The management of the Trust is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of internal control. Generally, internal controls that are relevant to an audit pertain to the Trust's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those internal controls include the safeguarding of assets against unauthorized acquisition, use, or disposition.

Because of inherent limitations in any internal control, misstatements due to errors or fraud may occur and not be detected. Also, projections of any evaluation of internal control to future periods are subject to the risk that internal control may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that errors or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control, including control activities for safeguarding securities, and its operation that we consider to be material weaknesses as defined above as of June 30, 2001.

This report is intended solely for the information and use of the Board of Trustees and management of the Trust and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

                                                            ERNST & YOUNG LLP

Boston, Massachusetts
August 22, 2001

                                    Appendix


                    Liberty-Stein Roe Funds Municipal Trust:
                  Stein Roe High-Yield Municipals Fund, Class S
                   Liberty High Income Municipals Fund Class A
                     Stein Roe Intermediate Municipals Fund
                        Stein Roe Managed Municipals Fund
                      Stein Roe Municipal Money Market Fund


77Q1(B) Amended By-Laws
                           C E R T I F I C A T E

                  I, Kevin S. Jacobs, hereby certify that I am the duly and acting Assistant Secretary of Liberty-Stein Roe Funds Municipal Trust, a Massachusetts business trust (the "Trust") and that the following is a true and correct copy of a certain resolution duly adopted by the Board of Trustees of the Trust at a meeting duly convened and held on June 20, 2001 in accordance with the By-Laws:

                  RESOLVED, that Section 4.12 of the By-Laws is amended and restated as follows:

                   Controller and Chief Accounting Officer. The controller shall be the officer of the Trust primarily responsible for ensuring all expenditures of the Trust are reasonable and appropriate. The controller shall be responsible for oversight and maintenance of liquidity and leverage facilities available to the Trust and shall have such other duties and powers as may be designated from time to time by the Trustees or the president.

                  The chief accounting officer of the Trust shall be in charge of its books and accounting records. The chief accounting officer shall be responsible for preparation of financial statements of the Trust and shall have such other duties and powers as may be designated from time to time by the Trustees or the president.

                  Any assistant controller may perform such duties of the controller as the controller or the Board of Trustees may assign, of the controller.


                  IN WITNESS WHEREOF, I have hereunto set my hand this 20th day of June, 2001.


                  ------------------------------------
                  Assistant Secretary